Exhibit 20.1

THE WEISER LAW FIRM, P.C.

KATHLEEN A. HERKENHOFF (168562)

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Telephone: 858/794-1441

Facsimile: 858/794-1450

kah@weiserlawfirm.com

Co-Lead Counsel for Plaintiffs

[Additional Counsel appear on signature page.]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

JERRY ROSENBAUM, Derivatively on Behalf of Nominal Defendant NOVATEL WIRELESS, INC.,	)
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Plaintiff,	)
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vs.	)
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PETER V. LEPARULO, JAMES LEDWITH, GREG LORENZETTI, HORST J. PUDWILL, JOHN ROSS, DAVID A. WERNER, GEORGE B. WEINERT, DAN L. HALVORSON, KENNETH G. LEDDON, CHRISTOPHER J. ROSS, SHAWN C. SWANEY, ROBERT M. HADLEY, SLIM S. SOUISSI, and CATHERINE F. RATCLIFFE,	)
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Defendants,	)
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– and –)
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NOVATEL WIRELESS, INC.,	)
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Nominal Party.	)
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Lead Case No. 37-2008-00093576-CU-NP

(Consolidated with Case Nos. 37-2008-00094287-CU-NP-CTL and 37-2008-00095507-CU-MC-CTL)

STIPULATION OF SETTLEMENT

Judge:	Hon. Joel M. Pressman
Assigned to:	Dept. C-66 (for all purposes)

Date First Action Filed: 10/8/08

[IMAGED FILE]

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated March 2, 2012 (the “Stipulation”), and the settlement reflected therein (the “Settlement”), are made and entered into by and among the following Settling Parties (as defined further in ¶1.19 hereof), each by and through their respective undersigned counsel: (i) plaintiffs Jerry Rosenbaum (“Rosenbaum”), Mark Campos (“Campos”) and Chris Arnsdorf (“Arnsdorf”) (together, the “Plaintiffs”) on behalf of themselves and derivatively on behalf of Novatel Wireless, Inc. (“Novatel” or the “Company”); (ii) the Individual Defendants (defined below in ¶1.10); and (iii) nominal defendant Novatel. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in ¶1.17), upon and subject to the terms and conditions hereof.

I.	INTRODUCTION AND PROCEDURAL OVERVIEW

On October 8, 2008, plaintiff Rosenbaum filed a shareholder derivative complaint on behalf of Novatel in the Superior Court of the State of California, County of San Diego (the “Court”), captioned: Rosenbaum v. Leparulo, et al., Case No. 37-2008-00093576-CU-NP-CTL. On October 20, 2008 and November 5, 2008, respectively, two additional related shareholder derivative actions were filed in this Court on behalf of Novatel captioned Campos v. Leparulo, et al., Case No. 37-2008-00094287-CU-NP-CTL; and Arnsdorf v. Leparulo, et al., Case No. 37-2008-00095507-CU-MC-CTL. On May 19, 2009, the Court (the Honorable Charles R. Hayes, presiding) entered a Stipulation Consolidating Actions and Appointing Lead Counsel and Order Thereon (the “Consolidation Order”). The Consolidation Order consolidated the three above-referenced shareholder derivative actions (together, the “Action”), appointed The Weiser Law Firm, P.C. and Harwood Feffer LLP as Co-Lead Counsel and Johnson Bottini, LLP as Liaison Counsel.1

Plaintiffs filed a Consolidated Shareholder Derivative Complaint (the “Complaint”) on October 16, 2009. On November 23, 2009, Novatel filed a Motion to Stay the Action (the “Stay Motion”) pending resolution of a related securities class action pending in the United States District Court for the

[1]	On April 30, 2011, Johnson Bottini, LLP dissolved. Frank Johnson, Esq. (“Johnson”), one of the founding members of Johnson Bottini, LLP maintained control of his former firm’s role in the Action following dissolution. Accordingly, Johnson’s current firm, Johnson & Weaver, LLP has been and is serving as Liaison Counsel in the Action.

STIPULATION OF SETTLEMENT

Southern District of California, entitled Backe v. Novatel Wireless, Inc. et al., Case No. 08-cv-1689 (the “Securities Action”). In addition, Novatel demurred to the Complaint asserting that pre-suit demand on its board of directors (“Board”) was required, and the Individual Defendants demurred to the Complaint asserting that the Complaint failed to plead actionable claims (collectively the “Demurrers”). Certain Individual Defendants also filed a motion to strike references in the Complaint to the Securities Action (the “Motion to Strike”).

Concurrent with the filing of the Demurrers, the Settling Parties (defined below in ¶1.19) were engaged in active settlement negotiations, including an in-person settlement meeting between representatives of Novatel and certain of the Co-Lead Counsel. Accordingly, on February 1, 2010, the Court entered a Stipulation and Order re Scheduling (the “Negotiated Stay Order”), which Negotiated Stay Order continued the date for Plaintiffs to respond to the Demurrers until March 8, 2010 so that the Settling Parties could continue to allocate their efforts and resources toward potentially reaching a settlement rather than briefing the Demurrers, the Motion to Strike and the Stay Motion. In that regard, on February 11, 2010, the Court also entered a stay of the Action pending resolution of the Securities Action.

Preliminary settlement negotiations commenced in or about November 2009 and continued throughout the first half of 2010, culminating in a July 8, 2010 Memorandum of Understanding (the “MOU”). The MOU provided for additional confirmatory discovery to be conducted by the Plaintiffs in connection with a potential resolution of the Action. Between the date the MOU was executed and the present, the Settling Parties engaged in extensive confirmatory discovery, and provided periodic updates to the Court during routine Case Management Conferences held in the Action in January, October and December 2011. Plaintiffs’ Counsel represent that the additional confirmatory discovery included the review by Plaintiffs’ Counsel of over 500,000 documents produced by Novatel. These documents consisted of certain non-privileged documents produced by Novatel in the Securities Action, as well as the review and analysis of the extensive record of briefing on certain summary judgment and other dispositive motions in the Securities Action.

STIPULATION OF SETTLEMENT

II.	CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Action have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and appeals. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action. It is the position of Plaintiffs and Plaintiffs’ Counsel that the Settlement set forth in the Stipulation confers substantial benefits upon Novatel and Current Novatel Stockholders. Based upon their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Novatel and Current Novatel Stockholders.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants believe that the claims asserted in the Action have no merit, have denied and continue to deny each and every one of the claims, contentions and allegations made against them or that could have been made against them in the Action, and expressly deny all charges of wrongdoing or liability against them. The Individual Defendants assert that they satisfied their fiduciary duties at all relevant times, have acted in good faith and in the best interests of Novatel and Current Novatel Stockholders, have meritorious defenses to Plaintiffs’ claims and that judgment should be entered dismissing all claims against them with prejudice. The Individual Defendants also have denied and continue to deny, inter alia, the allegations that Plaintiffs, Novatel or Current Novatel Stockholders have suffered damage, or that Plaintiffs, Novatel or Current Novatel Stockholders were harmed by the conduct alleged in the Action. Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of litigation of the Action, and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

STIPULATION OF SETTLEMENT

IV.	TERMS OF STIPULATION AND SETTLEMENT AGREEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (for themselves and derivatively on behalf of Novatel), Novatel and the Individual Defendants by and through their respective counsel or attorneys of record as follows:

1.	Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.1 “Action” means the above-captioned consolidated shareholder derivative action pending in this Court entitled Rosenbaum v. Leparulo, et al., Lead Case No. 37-2008-00093576-CU-NP-CTL.

1.2 “Complaint” means the Consolidated Shareholder Derivative Complaint filed on October 16, 2009 in the Action.

1.3 “Court” means the Superior Court of the State of California for the County of San Diego.

1.4 “Current Novatel Stockholders” means current and existing record and beneficial owners of the common stock of Novatel as of March 2, 2012.

1.5 “Defendants” means nominal defendant Novatel and the Individual Defendants. 1.6 “Effective Date” means the first date by which all of the events and conditions specified in ¶7.1 of this Stipulation have been met and have occurred.

1.7 “Novatel” means Novatel Wireless, Inc. and its predecessors, successors, subsidiaries, affiliates, divisions and assigns.

1.8 “Co-Lead Counsel” means The Weiser Law Firm, P.C. and Harwood Feffer LLP.

1.9 “Final” means when the last of the following with respect to the Judgment (as defined below in ¶1.11) shall have occurred: (i) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (ii) an appeal has been filed and the courts of appeal has/have either affirmed the Judgment/dismissal or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (iii) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment/dismissal or affirmed the court of appeals’ decision affirming the Judgment/dismissal or dismissing the appeal.

1.10 “Individual Defendants” means Peter V. Leparulo, James Ledwith, Greg Lorenzetti, Horst J. Pudwill, John Ross, David A. Werner, George B. Weinert, Dan L. Halvorson, Kenneth G. Leddon, Christopher J. Ross, Shawn C. Swaney, Robert M. Hadley, Slim S. Souissi, and Catherine F. Ratcliffe.

STIPULATION OF SETTLEMENT

1.11 “Judgment” means the Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

1.12 “Liaison Counsel” means Johnson & Weaver, LLP.

1.13 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.14 “Plaintiffs” means Jerry Rosenbaum, Mark Campos, and Chris Arnsdorf.

1.15 “Plaintiffs’ Counsel” means Co-Lead Counsel and Liaison Counsel.

1.16 “Related Persons” means (i) each Individual Defendant’s respective spouse, marital communities, heirs, successors, executors, estates, or administrators; any entity in which an Individual Defendant and/or member(s) of his or her family has or had a controlling interest; any members of an Individual Defendant’s immediate family; or any trust of which any Individual Defendant is or was the settlor or which is or was for the benefit of any Individual Defendant and/or member(s) of his or her family, (ii) each of the Individual Defendant’s present and former attorneys, legal representatives, insurers, and assigns in connection with the Action, and (iii) all past and present directors, officers, partners, controlling shareholders, joint venture partners, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, assigns, insurers, and attorneys for Novatel, its counsel, or any entity in which Novatel has a controlling interest.

1.17 “Released Claims” shall collectively mean all claims (including “Unknown Claims,” as defined below in ¶1.20), debts, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that could have been asserted by Plaintiffs, any shareholder on behalf of Novatel, or by Novatel, against each and every Released Person (including, without limitation, claims for damages, interest, attorneys’ fees, expert or consulting fees and any other costs, expenses or liability, negligence, negligent supervision,

STIPULATION OF SETTLEMENT

gross negligence, intentional conduct, indemnification, breach of duty of care and/or breach of duty of loyalty or good faith, fraud, misrepresentation, unjust enrichment, constructive trust, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations) that were alleged in the Action, or that arise from or relate to the matters or occurrences that were alleged in the Action, or that could have been asserted with respect to the matters or occurrences that were alleged in the Action, for conduct through and including the date on which this Stipulation is fully executed by all signatories. With respect to the Plaintiffs, this definition of Released Claims covers all types of claims described herein, whether asserted directly, derivatively, representatively on behalf of a class, or in any other capacity, against the Released Persons or any of the other Settling Parties. Notwithstanding the foregoing, Released Claims do not include (i) the federal securities law claims asserted in the Consolidated Complaint for Violation of the Federal Securities Laws in the Securities Action on January 9, 2009 against the defendants named therein; or (ii) any rights or claims that any of the Defendants has or may have against any insurers or reinsurers.

1.18 “Released Persons” means each and all of the Defendants and their Related Persons.

1.19 “Settling Parties” means, collectively, each of the Individual Defendants, Plaintiffs on behalf of themselves (and derivatively on behalf of Novatel), and Novatel and Current Novatel Stockholders.

1.20 “Unknown Claims” means any of the Released Claims which any of Plaintiffs, Novatel or Current Novatel Stockholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs and Novatel shall expressly waive, and Current Novatel Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

STIPULATION OF SETTLEMENT

Upon the Effective Date, Plaintiffs and Novatel shall expressly waive, and Current Novatel Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiffs, Novatel and Current Novatel Stockholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff and Novatel shall expressly settle and release, and each Current Novatel Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and Current Novatel Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

2.	Corporate Governance Measures

In connection with the Settlement of the Action, Novatel has agreed to maintain certain previously-implemented corporate governance measures and to implement certain other corporate governance measures, as set forth below (collectively, the “Measures”). Novatel acknowledges that the agreement to maintain and/or implement the Measures was specifically negotiated as part of the Settlement, that the maintenance and/or implementation of the Measures is an essential part of the consideration for the Settlement, and that collectively the Measures have or will substantially benefit the Company and Current Novatel Stockholders. Immediately commencing upon entry of an order

STIPULATION OF SETTLEMENT

granting final approval of the Settlement, Novatel shall implement, to the extent it has not already done so, and maintain for a period of not less than three (3) years, the Measures. The Measures may not be amended for a period of three (3) years without the written approval of a majority of the independent directors of Novatel, unless such amendment is required by operative law.

3.	Particular Corporate Governance Measures

a.	Structure and Oversight of the Board Measures to Be Implemented

(i) The Audit Committee chair (or his or her designee if the Audit Committee chair is unavailable) will provide an oral report to the Board sitting at a duly constituted meeting, on a quarterly basis regarding any material issues concerning revenue recognition that arose or may arise relating to transactions that individually represent greater than five percent (5%) of total revenue reported for the same quarterly reporting period of the prior year.

(ii) Each director shall disclose, at the Board level, all private charitable board affiliations.

(iii) No director or executive officer of Novatel shall serve on another corporation’s board of directors if the other corporation is a customer of Novatel and accounted for five percent (5%) or more of Novatel’s revenues in any of the four most recent quarterly reporting periods, or if the other corporation is a supplier of Novatel and accounted for five percent (5%) or more of Novatel’s expenses in any of the four most recent quarterly reporting periods.

(iv) Within two (2) years of the entry of judgment in the Action, the Board shall appoint at least one new, independent director. Plaintiffs’ Counsel shall be provided copies of the final nominee’s resume on a confidential basis and afforded the opportunity to comment in advance of appointment.

b.	Structure and Oversight of the Board Policies that Will Continue to Be Maintained

(i) Each director shall continue to disclose, at the Board level, all public board affiliations.

STIPULATION OF SETTLEMENT

c.	Nominating and Corporate Governance Committee (“NCGC”) Policies that will Continue to Be Maintained

(i) The NCGC shall continue to meet at least annually or more often if the NCGC deems necessary in its discretion. Discretion to meet as often and as long as appropriate lies in the hands of the NCGC.

(ii) NCGC meetings may be attended by Novatel’s General Counsel, individuals in charge of any internal audit of Novatel, and any other individuals that the NCGC may invite, provided that the NCGC shall retain the right to conduct portions of its meetings in executive session.

d.	Practices Concerning the NCGC Undertaken with Plaintiffs’ Input

(i) As part of the negotiations leading to the Settlement of the Action, Plaintiffs’ Counsel reviewed and approved the charter of the NCGC that had previously been approved and implemented by the Board.

e.	Audit Committee Measure to Be Implemented

(i) The Audit Committee will review with Novatel’s independent auditors, and management will review with the Audit Committee, any material issues concerning revenue recognition that arose or may arise relating to transactions that individually represent greater than five percent (5%) of total revenue reported for the same quarterly reporting period of the prior year.

f.	Audit Committee Measures that will Continue to Be Maintained

(i) The Audit Committee will continue to review and evaluate management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws, rules and regulations, as well as to its Code of Business Conduct and Ethics.

(ii) The Audit Committee will continue to undertake to investigate any matter brought to its attention within the scope of its duties if, in the judgment of the Audit Committee, such investigation is necessary or appropriate.

(iii) The Audit Committee will continue to meet at least four times per fiscal year, and more often as necessary in the discretion of the Audit Committee.

STIPULATION OF SETTLEMENT

g.	Insider Trading Policy Measures to Be Implemented

(i) The Compliance Committee shall review the Company’s July 20, 2006 Insider Trading Policy (the “IT Policy”) on a quarterly basis, and shall make a determination as to whether any revisions to the policy are desirable and/or necessary.

(ii) Novatel’s General Counsel (or his or her designee) will provide a written report to the Board on a quarterly basis identifying any transactions in Novatel stock during the most recent quarter by Novatel directors or Section 16 officers if any such transactions occurred within the period.

h.	Insider Trading Measures that Will Continue to Be Maintained[2]

(i) Novatel will continue to enforce trading windows and blackout periods pursuant to its IT Policy. The trading window shall continue to open on the 3rd trading day following Novatel’s widespread public quarterly earnings release and close on or about the 16th calendar day of the last month of Novatel’s fiscal quarter or on such other date as the Insider Trading Compliance Committee (the “Compliance Committee”) shall determine from time to time. Novatel will continue to prohibit its directors, officers, employees or other insiders from trading in Company securities outside the applicable trading windows or during any special blackout periods that the Insider Trading Compliance Officer may announce from time to time.

(ii) Novatel will continue to require that all Section 16 Individuals and Restricted Employees, as those terms are defined by ¶¶3.1 and 3.2 of Novatel’s IT Policy, obtain approval from the Compliance Committee in accordance with the procedures outlined in the Company’s IT Policy prior to buying or selling any Novatel common stock.

(iii) Novatel will continue to prohibit short selling in Novatel common stock pursuant to ¶6.1.7 of its IT Policy.

(iv) Novatel will continue to prohibit trading in puts and calls on Novatel common stock pursuant to ¶6.1.7 of its IT Policy.

[2]	These terms do not apply to individuals who transact in Novatel securities pursuant to a written 10b5-1 trading plan.

STIPULATION OF SETTLEMENT

(v) Novatel will continue to distribute its IT Policy to all employees, officers and directors, and also will continue to make its IT Policy available for review and printing on Novatel’s intranet.

i.	Continued Maintenance of Ethics Hotline

(i) Novatel will continue to maintain a worldwide, 24-hour ethics hotline and will continue to provide ethics training, which includes instruction on use of the hotline, to all employees. The hotline number will continue to be published on Novatel’s corporate intranet and in postings in public areas in each of Novatel’s office.

4.	Procedure for Implementing the Settlement

4.1 Within five (5) business days after execution of this Stipulation, Plaintiffs shall submit the Stipulation and its exhibits to the Court and shall apply for an order substantially in the form of Exhibit A hereto, requesting the preliminary approval of the Settlement set forth in this Stipulation (the “Preliminary Approval Order”), and approval for the website posting of the Notice of Settlement (“Notice”) substantially in the form of Exhibit A-1 hereto, and for approval of the publication of the Summary Notice of Settlement (“Summary Notice”), substantially in the form of Exhibit A-2 hereto.

4.2 Within five (5) business days of the entry of the Preliminary Approval Order, Novatel shall cause the Stipulation and Notice, substantially in the form of Exhibit A-1 hereto, to be filed with the Securities and Exchange Commission via a Current Report on Form 8-K, and shall post the Stipulation and Notice on Novatel’s website through the date of the Settlement Hearing.

4.3 Within ten (10) business days of the entry of the Preliminary Approval Order, Novatel shall cause the Summary Notice, substantially in the form of Exhibit A-2 hereto, to be published one time in Investor’s Business Daily. Plaintiffs, the Individual Defendants, and Novatel believe the content and manner of the Notice requested constitutes adequate and reasonable notice to Current Novatel Stockholders, and is consistent with due process.

4.4 All Notice costs shall be paid by Novatel or its insurer(s).

4.5 The Preliminary Approval Order shall provide for the setting by the Court of a final settlement hearing after the notice outlined in ¶¶4.1 to 4.3 is completed (the “Settlement Hearing”) to finally approve the Settlement of the Action as set forth herein, including payment of the Fee Award (defined in ¶6.1 below) to Plaintiffs’ Counsel and for entry of the Judgment.

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4.6 At least five (5) court days prior to the Settlement Hearing, Novatel’s counsel shall file with the Court and serve on all parties proof, by affidavit or declaration, of the filing, publishing, and posting of the Notice or Summary Notice and the filing and posting of the Stipulation in accordance with ¶¶4.2 to 4.3.

5.	Releases

5.1 Upon the Effective Date (as defined in ¶1.6), Novatel, Plaintiffs (acting on their own behalf and derivatively on behalf of Novatel), and each Current Novatel Stockholder (solely in their capacity as Novatel stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Action against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation or the Judgment.

5.2 Upon the Effective Date (as defined in ¶1.6), Novatel, Plaintiffs (acting on their own behalf and, derivatively on behalf of Novatel), and each Current Novatel Stockholder (solely in their capacity as Novatel stockholders) will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding, arising out of, related to, or in connection with the Settlement or resolution of the Action, provided, that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation or Judgment.

5.3 Except as set forth in ¶¶7.1-7.3 below, upon the Effective Date (as defined in ¶1.6), each of the Released Persons, Novatel and Current Novatel Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, Novatel, and all Current Novatel Stockholders (solely in their capacity as Novatel stockholders) from all claims (including Unknown Claims), arising out of,

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relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation or Judgment.

6.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

6.1 Novatel, on behalf of all of the Individual Defendants, has agreed that Novatel or its insurer(s) shall pay to Plaintiffs’ Counsel an award of attorneys’ fees and reimburse expenses in a total amount not to exceed $900,000 (the “Fee Award”), subject to the Court’s approval as provided herein.

6.2 The Fee Award shall be transferred to The Weiser Law Firm, P.C., as receiving agent for Plaintiffs’ Counsel, within fifteen (15) business days after entry of the Preliminary Approval Order by the Court, to be placed in an interest-bearing escrow account. Plaintiffs’ Counsel and their successors have a joint and several obligation to repay (within fifteen (15) business days) the amount of the Fee Award, or part thereof, paid by Novatel and/or its successor(s) or insurer(s) as a result of any failure to obtain final approval, final judgment, approval of the full amount of the Fee Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or Fee Award being overturned or substantially modified. The Weiser Law Firm, P.C. has the right to seek contribution from any or all Plaintiffs’ Counsel in the event that repayment occurs, and each of Plaintiffs’ Counsel who receives some or all of the Fee Award is subject to the Court’s jurisdiction for the purposes of enforcing this paragraph. Subject to the terms and conditions of this Stipulation, the Fee Award shall be immediately releasable to The Weiser Law Firm, P.C. upon entry of the Judgment.

6.3 The payment of the Fee Award shall constitute final and complete payment for Plaintiffs’ Counsels’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Actions and the resolution of the derivative claims alleged. The Weiser Law Firm, P.C. shall be solely responsible for the distribution of the Fee Award to Plaintiffs’ Counsel. Defendants and Defendants’ Counsel shall have no responsibility for the distribution of the Fee Award among Plaintiffs’ Counsel. If the Court modifies any aspect of the Fee Award to which the Settling Parties have stipulated in this Stipulation, the remaining terms and conditions of the Settlement shall remain intact.

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6.4 Based on the benefits that Plaintiffs’ Counsel believes the Plaintiffs have achieved through their prosecution of the Action, Plaintiffs’ Counsel intends to seek Court approval for an award in the amount of $2,500 (the “Special Award”) for each of the Plaintiffs. Defendants will not oppose Court approval of the Special Award. The Special Award shall be paid out of the Fee Award to the extent that agreement is approved, in whole or part, by the Court.

7.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

7.1 The Effective Date is conditioned on the occurrence of all of the following events, and is the first date by which all of the following events and conditions have been met and have occurred:

(a) Entry by the Court of the Judgment and an order approving the Settlement;

(b) Payment by the Company or its insurer(s) of the Fee Award as approved by the Court; and

(c) the Judgment has become Final.

7.2 If any of the conditions specified in ¶7.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶7.3, unless the Settling Parties mutually agree in writing to proceed with the Stipulation.

7.3 If for any reason the Effective Date of the Stipulation does not occur, the Fee Award to Plaintiffs’ Counsel (including any interest thereon and less taxes paid) shall be returned to Novatel within fifteen (15) business days of said event. The return obligation set forth in this paragraph is the joint and several obligation of all Plaintiffs’ Counsel who received a payment in the Action.

8.	Miscellaneous Provisions

8.1 The Settling Parties (i) acknowledge that it is their intent to consummate this Stipulation and Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and the Settlement and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation and the Settlement.

8.2 Pending the Effective Date of this Stipulation or the termination of the Stipulation according to its terms, Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Person.

STIPULATION OF SETTLEMENT

8.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and the Defendants with respect to the Action. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel. The Settling Parties will jointly request that the Judgment contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of California Code of Civil Procedure §128.7.

8.4 Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be, or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

8.5 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

8.7 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling

STIPULATION OF SETTLEMENT

Party concerning the Stipulation or any of its exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Settling Party shall bear its own costs.

8.8 Each counsel or other Person executing the Stipulation or the exhibits attached hereto on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.

8.9 The Stipulation may be executed in one or more counterparts. A faxed signature or electronically scanned signature shall be deemed an original signature for the purposes of this Stipulation. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

8.10 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of Novatel shall not void this Stipulation, and that in the event of a planned, proposed or actual sale, merger or change-in-control of Novatel they will continue to seek final approval of this Stipulation expeditiously, including but not limited to the settlement terms reflected in this Stipulation and the Fee Award (as defined herein).

8.11 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Stipulation and the Settlement.

8.12 This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that state’s choice of law principles.

8.13 All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation. This Court shall maintain jurisdiction over the parties for purposes of enforcing all confidentiality agreements.

STIPULATION OF SETTLEMENT

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated March 2, 2012.

DATED: March 2, 2012	THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF (168562)

/s/
KATHLEEN A. HERKENHOFF

12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: 858-794-1441
Facsimile: 858-794-1450

THE WEISER LAW FIRM, P.C.
ROBERT B. WEISER
BRETT D. STECKER
JEFFREY J. CIARLANTO
JOSEPH M. PROFY
22 Cassatt Avenue, First Floor
Berwyn, PA 19312
Telephone: 610/225-2677
Facsimile: 610/408-6082

Co-Lead Counsel for Plaintiffs

DATED: March 2, 2012	HARWOOD FEFFER LLP
ROBERT I. HARWOOD
MATTHEW HOUSTON

/s/
ROBERT I. HARWOOD

488 Madison Avenue
New York, NY 10022
Telephone: 212/935-7400
Facsimile: 212/753-3630

DATED: March 2, 2012	JOHNSON & WEAVER, LLP
FRANK JOHNSON
SHAWN FIELDS

/s/
FRANK JOHNSON

STIPULATION OF SETTLEMENT

110 West A Street, Suite 750
San Diego, CA 92101
Telephone: 619/230-0063
Facsimile: 619/255-1856

Liaison Counsel for Plaintiffs

DATED: March 2, 2012	SML LLP
EDWIN I. LASMAN

/s/
EDWIN I. LASMAN

450 North Roxbury Drive, Seventh Floor
Beverly Hills, CA 90210
Telephone: 424/354-1080
Facsimile: 310/691-5809

Counsel for Nominal Defendant Novatel Wireless, Inc.

DATED: March 2, 2012	JONES DAY
ERIC LANDAU
TRAVIS BIFFAR

/s/
ERIC LANDAU

3161 Michelson Drive, Suite 800
Irvine, CA 92612
Telephone: 949/851-3939
Facsimile: 949/553-7539

Counsel for Individual Defendants Peter V.
Leparulo, James Ledwith, Greg Lorenzetti, Horst J.
Pudwill, John Ross, David A. Werner, George B.
Weinert, Kenneth G. Leddon, Christopher J. Ross,
Robert M. Hadley, Slim S. Souissi, and Catherine F. Ratcliffe

DATED: March 2, 2012	COOLEY LLP
KOJI F. FUKUMURA

/s/
KOJI F. FUKUMURA

STIPULATION OF SETTLEMENT

4401 Eastgate Mall San Diego, CA 92121 Telephone: 858/550-6000 Facsimile: 858/550-6420

Counsel for Individual Defendants Dan L. Halvorson and Shawn C. Swaney

STIPULATION OF SETTLEMENT

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

JERRY ROSENBAUM, Derivatively on Behalf of Nominal Defendant NOVATEL WIRELESS, INC.,	)
)
)
)
Plaintiff,	)
)
vs.	)
)
PETER V. LEPARULO, JAMES LEDWITH, GREG LORENZETTI, HORST J. PUDWILL, JOHN ROSS, DAVID A. WERNER, GEORGE B. WEINERT, DAN L. HALVORSON, KENNETH G. LEDDON, CHRISTOPHER J. ROSS, SHAWN C. SWANEY, ROBERT M. HADLEY, SLIM S. SOUISSI, and CATHERINE F. RATCLIFFE,	)
)
)
)
)
)
)
)
)
Defendants,	)
)
– and –)
)
NOVATEL WIRELESS, INC.,	)
)
Nominal Party.	)
)

Lead Case No. 37-2008-00093576-CU-NP

(Consolidated with Case Nos. 37-2008-00094287-CU-NP-CTL and 37-2008-00095507-CU-MC-CTL)

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

EXHIBIT A

Judge:	Hon. Joel M. Pressman
Assigned to:	Dept. C-66 (for all purposes)

Date First Action Filed: 10/8/08

[IMAGED FILE]

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS Plaintiffs, on behalf of all Settling Parties, have made an application for an order: (i) preliminarily approving the proposed settlement (the “Settlement”) of the above-captioned shareholder derivative action (the “Action”) in accordance with the Stipulation of Settlement dated March 2, 2012 and the exhibits thereto (the “Stipulation”), and (ii) approving for distribution of the Notice of Settlement (the “Notice”) and the Summary Notice of Settlement (the “Summary Notice”);

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including but not limited to: (i) a proposed Settlement and dismissal of the Action with prejudice as to the Released Persons; (ii) a Fee Award to Plaintiffs’ Counsel in the Action, upon the terms and conditions set forth in the Stipulation; and (iii) the request for a Special Award for each of the Plaintiffs to be paid out of the Fee Award.

WHEREAS, the Settlement appears to be the product of serious, informed, non-collusive negotiations and falls within the range of possible approval;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the exhibits annexed thereto:

NOW THEREFORE, IT IS HEREBY ORDERED:

1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for: (a) the proposed Settlement and dismissal of the Action with prejudice as to the Released Persons; (b) the Fee Award; and (c) the Special Award.

2. A hearing (the “Settlement Hearing”) shall be held before this Court on May     , 2012, at 10:30 a.m., in Department C-66 of the Superior Court for the State of California, County of San Diego, located at 330 West Broadway, San Diego, California, to finally determine whether:

(a) the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, adequate, and in the best interests of Novatel and Current Novatel Stockholders (as defined in the Stipulation);

(b) a Final Judgment and Order as provided for in ¶1.11 of the Stipulation should be entered;

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

(c) to award the Fee Award to Plaintiffs’ Counsel; and

(d) to award the Special Award to the Plaintiffs, payable from the Fee Award.

3. The Court approves, as to form and content, the Notice and Summary Notice annexed as Exhibits A-1 and A-2 hereto, and finds that the filing and posting of the Stipulation and Notice, and the publication of the Summary Notice, substantially in the manner and form set forth in ¶¶4.1-4.3 of the Stipulation, meets the requirements of due process and applicable law and constitutes due and sufficient notice to all Persons entitled thereto of all matters relating to the Settlement.

4. Not later than five (5) business days following entry of this Order, Novatel shall cause the Notice, substantially in the form annexed as Exhibit A-1 hereto, and the Stipulation to be posted on the Investor Relations section of its website. The website posting shall be maintained through the date of the Settlement Hearing.

5. Not later than five (5) business days following entry of this Order, Novatel shall cause a copy of the Notice and Stipulation to be filed with the Securities and Exchange Commission (the “SEC”) via a Current Report on Form 8-K.

6. Not later than ten (10) business days following entry of this Order, Novatel shall cause a copy of the Summary Notice, substantially in the form of Exhibit A-2 hereto, to be published one time in Investor’s Business Daily.

7. All costs incurred in the filing and posting of the Notice and the Stipulation on Novatel’s website and with the SEC, and the one time publication of the Summary Notice in the Investor’s Business Daily, shall be paid by Novatel or its insurer(s), and Novatel shall undertake all administrative responsibility for such filing, publishing, and posting.

8. At least five (5) court days prior to the Settlement Hearing, Novatel’s counsel shall file with the Court and serve on all parties proof, by affidavit or declaration, of such filing, publishing, and posting of the Notice or Summary Notice and filing and posting of the Stipulation in accordance with ¶¶4-6.

9. All Current Novatel Stockholders shall be bound by all orders, determinations, and judgments in the Action concerning the Settlement, whether favorable or unfavorable to Current Novatel Stockholders.

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

10. Pending final determination of whether the Settlement should be approved, Plaintiffs and Current Novatel Stockholders shall not commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

11. All papers in support of the Settlement, the Fee Award and the Special Award shall be filed with the Court and served at least sixteen (16) court days prior to the Settlement Hearing, any opposition papers shall be filed with the Court and served at least nine (9) court days prior to the Settlement Hearing, and any reply papers shall be filed with the Court and served at least five (5) court days prior to the Settlement Hearing.

12. Any Current Novatel Stockholders may appear and show cause, if he, she or it has any reason why the terms of the Settlement should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why the Fee Award or Special Award should not be approved provided, however, unless otherwise ordered by the Court, no Current Novatel Stockholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Final Judgment and Order to be entered thereon approving the same, or the Fee Award or Special Award, unless that Person has, at least nine (9) court days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Co-Lead Counsel for Plaintiffs

Kathleen A. Herkenhoff

THE WEISER LAW FIRM, P.C.

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Robert B. Weiser

Brett D. Stecker

Jeffrey J. Ciarlanto

Joseph M. Profy

THE WEISER LAW FIRM, P.C.

22 Cassatt Avenue, First Floor

Berwyn, PA 19312

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

Robert I. Harwood

Matthew M. Houston

HARWOOD FEFFER LLP

488 Madison Avenue

New York, NY 10022

Counsel for Nominal Defendant Novatel

Wireless, Inc.

Edwin L. Lasman

SML LLP

450 North Roxbury Drive, Seventh Floor

Beverly Hills, CA 90210

Counsel for Individual Defendants Peter V.

Leparulo, James Ledwith, Greg Lorenzetti,

Horst J. Pudwill, John Ross, David A.

Werner, George B. Weinert, Kenneth G.

Leddon, Christopher J. Ross, Robert M.

Hadley, Slim S. Souissi, and Catherine F.

Ratcliffe

Eric Landau

Travis Biffar

JONES DAY

3161 Michelson Drive, Suite 800

Irvine, CA 92612

Counsel for Individual Defendants Dan L.

Halvorson and Shawn C. Swaney

Koji F. Fukumura

COOLEY LLP

4401 Eastgate Mall

San Diego, CA 92121

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

Clerk of the Court

SUPERIOR COURT OF CALIFORNIA

330 West Broadway

San Diego, CA 90012

Any Current Novatel Stockholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the Fee Award and Special Award, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Judgment and Order to be entered and the releases to be given.

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

13. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Final Judgment and Order in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

14. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current Novatel Stockholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Novatel Stockholders.

IT IS SO ORDERED.

DATED:
THE HONORABLE JOEL M. PRESSMAN
SUPERIOR COURT JUDGE

Submitted by:

THE WEISER LAW FIRM, P.C.
KATHLEEN A HERKENHOFF (168562)

KATHLEEN A HERKENHOFF

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Telephone: (858) 794-1441

Facsimile: (858) 794-1450

THE WEISER LAW FIRM, P.C.

ROBERT B. WEISER

BRETT D. STECKER

JEFFREY J. CIARLANTO

JOSEPH M. PROFY

22 Cassatt Avenue, First Floor

Berwyn, PA 19312

Telephone: (610) 225-2677

Facsimile: (610) 408-8062

HARWOOD FEFFER LLP

ROBERT I. HARWOOD

MATTHEW M. HOUSTON

488 Madison Avenue, 8th Floor

New York, NY 10022

Telephone: (212) 935-7400

Facsimile: (212) 753-3630

Co-Lead Counsel for Plaintiffs

JOHNSON & WEAVER, LLP

FRANK J. JOHNSON

SHAWN FIELDS

110 West A Street, Ste. 750

San Diego, CA 92101

Telephone: (619) 230-0063

Facsimile: (619) 255-1856

Liaison Counsel for Plaintiffs

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

THE WEISER LAW FIRM, P.C.

KATHLEEN A. HERKENHOFF (168562)

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Telephone: 858/794-1441

Facsimile: 858/794-1450

kah@weiserlawfirm.com

Co-Lead Counsel for Plaintiffs

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

JERRY ROSENBAUM, Derivatively on Behalf of Nominal Defendant NOVATEL WIRELESS, INC.,	)
)
)
)
Plaintiff,	)
)
vs.	)
)
PETER V. LEPARULO, JAMES LEDWITH, GREG LORENZETTI, HORST J. PUDWILL, JOHN ROSS, DAVID A. WERNER, GEORGE B. WEINERT, DAN L. HALVORSON, KENNETH G. LEDDON, CHRISTOPHER J. ROSS, SHAWN C. SWANEY, ROBERT M. HADLEY, SLIM S. SOUISSI, and CATHERINE F. RATCLIFFE,	)
)
)
)
)
)
)
)
)
Defendants,	)
)
– and –)
)
NOVATEL WIRELESS, INC.,	)
)
Nominal Party.	)
)

Lead Case No. 37-2008-00093576-CU-NP

(Consolidated with Case Nos. 37-2008-00094287-CU-NP-CTL and 37-2008-00095507-CU-MC-CTL)

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

EXHIBIT A-1

Judge:	Hon. Joel M. Pressman
Assigned to:	Dept. C-66 (for all purposes)

Date First Action Filed: 10/8/08

[IMAGED FILE]

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF NOVATEL WIRELESS, INC. (“NOVATEL” OR THE “COMPANY”) AS OF MARCH 2, 2012 (“CURRENT NOVATEL STOCKHOLDERS”). PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THE ABOVE-CAPTIONED ACTION (THE “ACTION”).

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF NOVATEL WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT “CLASS ACTION” LITIGATION. THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE SETTLING PARTIES.

PLEASE TAKE NOTICE that the above-captioned shareholder derivative litigation is being settled on the terms set forth in a Stipulation of Settlement dated March 2, 2012 (the “Stipulation”).1

The Action was initiated with the filing on October 8, 2008, of a shareholder derivative complaint by plaintiff Jerry Rosenbaum on behalf of Novatel in the Superior Court of the State of California, County of San Diego (the “Court”), captioned: Rosenbaum v. Leparulo, et al., Case No. 37-2008-00093576-CU-NP-CTL. On October 20, 2008 and November 5, 2008, respectively, two additional related shareholder derivative actions were filed in the Court on behalf of Novatel captioned Campos v. Leparulo, et al., Case No. 37-2008-00094287-CU-NP-CTL; and Arnsdorf v. Leparulo, et al., Case No. 37-2008-00095507-CU-MC-CTL. On May 19, 2009, the Court (the Honorable Charles R. Hayes, presiding) entered a Stipulation Consolidating Actions and Appointing Lead Counsel and Order Thereon (the “Consolidation Order”). The Consolidation Order consolidated the three above-referenced shareholder derivative actions into the Action, appointed The Weiser Law Firm, P.C. and Harwood Feffer LLP as Co-Lead Counsel and Johnson Bottini, LLP as Liaison Counsel.2

[1]	This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and posted at www.novatelwireless.com. All capitalized terms herein have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).
[2]	On April 30, 2011, Johnson Bottini, LLP dissolved. Frank Johnson, Esq. (“Johnson”), one of the founding members of Johnson Bottini, LLP maintained control of his former firm’s role in the Action following dissolution. Accordingly, Johnson’s current firm, Johnson & Weaver, LLP has been and is serving as Liaison Counsel in the Action.

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

Plaintiffs filed a Consolidated Shareholder Derivative Complaint (the “Complaint”) on October 16, 2009. On November 23, 2009, Novatel filed a Motion to Stay the Action (the “Stay Motion”) pending resolution of a related securities class action pending in the United States District Court for the Southern District of California, entitled Backe v. Novatel Wireless, Inc. et al., Case No. 08-cv-1689 (the “Securities Action”). In addition, Novatel demurred to the Complaint asserting that pre-suit demand on the its board of directors (the “Board”) was required, and the Individual Defendants demurred to the Complaint asserting that the Complaint failed to plead actionable claims (collectively the “Demurrers”). Certain Individual Defendants also filed a motion to strike references in the Complaint to the Securities Action (the “Motion to Strike”).

In the Complaint, Plaintiffs assert claims on behalf of Novatel against certain current and former Company officers and directors (the “Individual Defendants”). Plaintiffs generally allege that the Individual Defendants caused Novatel to improperly issue reports of strong financial results during 2007 and 2008, including statements relating to sales of Novatel’s flagship USB modem product. Plaintiffs also raise, among other things, certain alleged issues during that period of time regarding revenue recognition, internal controls, insider trading, and product distribution. The Individual Defendants believe that the claims asserted in the Complaint have no merit, have denied and continue to deny each and every one of the claims, contentions and allegations made against them or that could have been made against them in the Complaint, and expressly deny all charges of wrongdoing or liability against them.

Concurrent with the filing of the Demurrers, the Settling Parties (defined in ¶1.19 of the Stipulation) were engaged in active settlement negotiations, including an in-person settlement meeting between representatives of Novatel and certain of the Co-Lead Counsel. On February 1, 2010, the

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

Court entered a Stipulation and Order re Scheduling (the “Negotiated Stay Order”), which Negotiated Stay Order continued the date for Plaintiffs to respond to the Demurrers until March 8, 2010 so that the Settling Parties could continue to allocate their efforts and resources toward potentially reaching a settlement rather than briefing the Demurrers, the Motion to Strike and the Stay Motion. In that regard, on February 11, 2010, the Court also entered a stay of the Action pending resolution of the Securities Action.

Preliminary settlement negotiations commenced in or about November 2009 and continued throughout the first half of 2010, culminating in a July 8, 2010 Memorandum of Understanding (the “MOU”). The MOU provided for additional confirmatory discovery to be conducted by the Plaintiffs in connection with a potential resolution of the Action. Between the date the MOU was executed and the present, the Settling Parties engaged in extensive confirmatory discovery, providing periodic updates to the Court during routine Case Management Conferences held in the Action in January, October and December 2011. Plaintiffs’ Counsel represent the additional confirmatory discovery included the review by Plaintiffs’ Counsel of over 500,000 documents produced by Novatel, consisting of certain non-privileged documents produced by Novatel in the Securities Action, as well as the review and analysis of the extensive record of briefing on certain summary judgment and other dispositive motions in the Securities Action.

The Settling Parties were able to reach an agreement-in-principle on the settlement terms herein, which ultimately culminated in the proposed settlement (the “Settlement”) reflected in the Stipulation.

As detailed in the Stipulation, the Settlement includes the implementation and/or maintenance of certain corporate governance measures (the “Measures”), including among other things: (a) the appointment of at least one new independent director to the Board; (b) the quarterly review by the Board’s Audit Committee of certain revenue recognition matters; (c) insider trading measures, including quarterly review of the Insider Trading Policy and reporting to the Board of any transactions in Novatel stock by Novatel directors and Section 16 officers; and (d) the 24-hour ethics hotline. A more complete recitation of the Settlement terms is found in the Stipulation, which is on file with the Court. Plaintiffs believe that implementation and/or maintenance of the Measures confers substantial benefits upon Novatel and Current Novatel Stockholders.

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

IF YOU ARE A CURRENT NOVATEL STOCKHOLDER, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ACTION.

As detailed in the Stipulation at ¶1.17, the Settlement, once approved by the Court, provides for the release of certain claims as defined in the Stipulation as follows:

“Released Claims” shall collectively mean all claims (including “Unknown Claims,” as defined [in the Stipulation at] ¶1.20), debts, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that could have been asserted by Plaintiffs, any shareholder on behalf of Novatel, or by Novatel, against each and every Released Person (including, without limitation, claims for damages, interest, attorneys’ fees, expert or consulting fees and any other costs, expenses or liability, negligence, negligent supervision, gross negligence, intentional conduct, indemnification, breach of duty of care and/or breach of duty of loyalty or good faith, fraud, misrepresentation, unjust enrichment, constructive trust, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations) that were alleged in the Action, or that arise from or relate to the matters or occurrences that were alleged in the Action, or that could have been asserted with respect to the matters or occurrences that were alleged in the Action, for conduct through and including the date on which this Stipulation is fully executed by all signatories. With respect to the Plaintiffs, this definition of Released Claims covers all types of claims described herein, whether asserted directly, derivatively, representatively on behalf of a class, or in any other capacity, against the Released Persons or any of the other Settling Parties. Notwithstanding the foregoing, Released Claims do not include (i) the federal securities law claims asserted in the Consolidated Complaint for Violation of the Federal Securities Laws in the Securities Action on January 9, 2009 against the defendants named therein; or (ii) any rights or claims that any of the Defendants has or may have against any insurers or reinsurers.

Each Novatel stockholder is hereby placed on notice that the Settlement, if approved, is intended to foreclose the ability to seek legal or equitable relief from Novatel and the Individual Defendants (and any persons affiliated therewith) concerning or relating to the issues alleged in the Action or the facts and circumstances set forth in the Action. If shareholders have questions concerning the scope of the release, or its impact, they are encouraged to seek independent legal advice.

On May     , 2012, at 10:30 a.m., a hearing (the “Settlement Hearing”) will be held before the Superior Court of the State of California, County of San Diego, Department C-66, located at 330 West Broadway, San Diego, California, to determine, among other things: (1) whether the terms of the Settlement, including an award of attorneys’ fees and expenses in a total amount not to exceed $900,000 (the “Fee Award”) to Plaintiffs’ Counsel in the Action, upon the terms and conditions set forth in the Stipulation, should be approved as fair, reasonable, and adequate; (2) whether the Action should be dismissed on the merits and with prejudice; and (3) whether an award of $2,500 (the “Special Award”), payable from the Fee Award, should be awarded to each of the Plaintiffs in recognition for their service in the Action.

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

Any Current Novatel Stockholder objecting to the Settlement of the Action or the other issues to be presented for determination by the Court shall have a right to appear and to be heard at the Settlement Hearing, provided that he or she was a shareholder of record or beneficial owner as of March 2, 2012. Any Current Novatel Stockholder who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such shareholder’s own expense or may appear on his or her own. However, no Current Novatel Stockholder shall be heard at the Settlement Hearing unless no later than                     , 2012, such shareholder has filed with the Court and delivered to Plaintiffs’ Co-Lead Counsel, Novatel’s counsel, and counsel for the Individual Defendants, a written notice of objection, including the basis for their objection, and proof of both their status as a shareholder and the dates of stock ownership in Novatel. Only Current Novatel Stockholders who have filed and delivered valid and timely written notices of objection to the Court and the following parties will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise:

Court

Clerk of the Court

SUPERIOR COURT OF CALIFORNIA

330 West Broadway

San Diego, CA 90012

Co-Lead Counsel for Plaintiffs

Kathleen A. Herkenhoff

THE WEISER LAW FIRM, P.C.

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Robert B. Weiser

Brett D. Stecker

Jeffrey J. Ciarlanto

Joseph M. Profy

THE WEISER LAW FIRM, P.C.

22 Cassatt Avenue, First Floor

Berwyn, PA 19312

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

Robert I. Harwood

Matthew M. Houston

HARWOOD FEFFER LLP

488 Madison Avenue

New York, NY 10022

Counsel for Nominal Defendant

Novatel Wireless, Inc.

Edwin L. Lasman

SML LLP

450 North Roxbury Drive, 7th Floor

Beverly Hills, CA 90210

Counsel for Individual Defendants

Peter V. Leparulo, James Ledwith, Greg

Lorenzetti, Horst J. Pudwill, John Ross,

David A. Werner, George B. Weinert,

Kenneth G. Leddon, Christopher J.

Ross, Robert M. Hadley, Slim S.

Souissi, and Catherine F. Ratcliffe

Eric Landau

Travis Biffar

JONES DAY

3161 Michelson Drive, Suite 800

Irvine, CA 92612

Counsel for Individual Defendants Dan L.

Halvorson and Shawn C. Swaney

Koji F. Fukumura

COOLEY LLP

4401 Eastgate Mall

San Diego, CA 92121

Inquiries regarding the Settlement may be made to Co-Lead Counsel for the Plaintiffs: Robert B. Weiser, The Weiser Law Firm, P.C., 22 Cassatt Avenue, First Floor, Berwyn, PA 19312; telephone 610-225-2677.

PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE

DATED , 2012	BY ORDER OF THE COURT
SAN DIEGO COUNTY SUPERIOR COURT

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

THE WEISER LAW FIRM, P.C.

KATHLEEN A. HERKENHOFF (168562)

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Telephone: 858/794-1441

Facsimile: 858/794-1450

kah@weiserlawfirm.com

Co-Lead Counsel for Plaintiffs

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

JERRY ROSENBAUM, Derivatively on Behalf of Nominal Defendant NOVATEL WIRELESS, INC.,	)
)
)
)
Plaintiff,	)
)
vs.	)
)
PETER V. LEPARULO, JAMES LEDWITH, GREG LORENZETTI, HORST J. PUDWILL, JOHN ROSS, DAVID A. WERNER, GEORGE B. WEINERT, DAN L. HALVORSON, KENNETH G. LEDDON, CHRISTOPHER J. ROSS, SHAWN C. SWANEY, ROBERT M. HADLEY, SLIM S. SOUISSI, and CATHERINE F. RATCLIFFE,	)
)
)
)
)
)
)
)
)
Defendants,	)
)
– and –)
)
NOVATEL WIRELESS, INC.,	)
)
Nominal Party.	)
)

Lead Case No. 37-2008-00093576-CU-NP

(Consolidated with Case Nos. 37-2008-00094287-CU-NP-CTL and 37-2008-00095507-CU-MC-CTL)

SUMMARY NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

EXHIBIT A-2

Judge:	Hon. Joel M. Pressman
Assigned to:	Dept. C-66 (for all purposes)

Date First Action Filed: 10/8/08

[IMAGED FILE]

SUMMARY NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF NOVATEL WIRELESS, INC. (“NOVATEL” OR THE “COMPANY”) AS OF MARCH 2, 2012 (“CURRENT NOVATEL STOCKHOLDERS”)

YOU ARE HEREBY NOTIFIED, pursuant to the March     , 2012 Order Preliminarily Approving Derivative Settlement and Providing for Notice entered in the above-captioned consolidated shareholder derivative action (the “Action”), that a Stipulation of Settlement dated March 2, 2012 (the “Stipulation” or “Settlement”)1 has been entered to resolve the issues raised by the Action, which Action is currently pending in the Superior Court of the State of California for the County of San Diego (the “Court”).

In the Action, Plaintiffs assert claims on behalf of Novatel against certain current and former Company officers and directors (the “Individual Defendants”). Plaintiffs generally allege that the Individual Defendants caused Novatel to improperly issue reports of strong financial results during 2007 and 2008, including statements relating to sales of Novatel’s flagship USB modem product. Plaintiffs also raise, among other things, certain alleged issues during that period of time regarding revenue recognition, internal controls, insider trading, and product distribution. The Individual Defendants believe that the claims asserted in the Complaint have no merit, have denied and continue to deny each and every one of the claims, contentions and allegations made against them or that could have been made against them in the Complaint, and expressly deny all charges of wrongdoing or liability against them. As detailed in the Stipulation, the Settlement includes the implementation and/or maintenance of certain corporate governance measures.

On May     , 2012, at 10:30 a.m., a hearing (the “Settlement Hearing”) will be held before Judge Joel M. Pressman in Department C-66 of the Court, located at 330 West Broadway, San Diego, California 92101, to determine, among other things: (1) whether the terms of the Settlement, including an award of attorneys’ fees and expenses in a total amount not to exceed $900,000 (the “Fee Award”) to Plaintiffs’ Counsel in the Action, upon the terms and conditions set forth in the Stipulation, should be

[1]	Except as otherwise defined herein, all capitalized terms shall have the same meaning as set forth in the Stipulation.

SUMMARY NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

approved as fair, reasonable, and adequate; (2) whether the Action should be dismissed on the merits and with prejudice; and (3) whether an award of $2,500 (the “Special Award”), payable from the Fee Award, should be approved to each of the Plaintiffs in recognition for their service in the Action.

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT NOVATEL STOCKHOLDER, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE ACTION.

This is a summary notice only. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, the Stipulation (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission and available at www.sec.gov), and the full-length Notice of Proposed Settlement (the “Notice”). The Investor Relations section of Novatel’s website (http://www.novatelwireless.com) provides hyperlinks to the Notice and to the Stipulation.

PLEASE DO NOT CONTACT THE COURT REGARDING THIS SUMMARY NOTICE.

If you have any questions about matters in this Summary Notice you may contact Robert B. Weiser, Co-Lead Counsel for Plaintiffs at: The Weiser Law Firm, P.C., 22 Cassatt Avenue, First Floor, Berwyn, Pennsylvania 19312. You may contact Mr. Weiser in writing, or by telephone at 610-225-2677.

If you are a Current Novatel Stockholder, you will be bound by the Final Judgment and Order of the Court granting final approval to the Settlement, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection. Any objections to the Settlement must be filed on or before                     , 2012, in accordance with the procedures set forth in the Notice.

DATED , 2012	BY ORDER OF THE COURT
SUPERIOR COURT OF THE STATE OF
CALIFORNIA FOR THE COUNTY OF SAN DIEGO

SUMMARY NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

JERRY ROSENBAUM, Derivatively on Behalf of Nominal Defendant NOVATEL WIRELESS, INC.,	)
)
)
)
Plaintiff,	)
)
vs.	)
)
PETER V. LEPARULO, JAMES LEDWITH, GREG LORENZETTI, HORST J. PUDWILL, JOHN ROSS, DAVID A. WERNER, GEORGE B. WEINERT, DAN L. HALVORSON, KENNETH G. LEDDON, CHRISTOPHER J. ROSS, SHAWN C. SWANEY, ROBERT M. HADLEY, SLIM S. SOUISSI, and CATHERINE F. RATCLIFFE,	)
)
)
)
)
)
)
)
)
Defendants,	)
)
– and –)
)
NOVATEL WIRELESS, INC.,	)
)
Nominal Party.	)
)

Lead Case No. 37-2008-00093576-CU-NP

(Consolidated with Case Nos. 37-2008-00094287-CU-NP-CTL and 37-2008-00095507-CU-MC-CTL)

[PROPOSED] FINAL JUDGMENT AND ORDER

EXHIBIT B

Judge:	Hon. Joel M. Pressman
Assigned to:	Dept. C-66 (for all purposes)

Date First Action Filed: 10/8/08

[PROPOSED] FINAL JUDGMENT AND ORDER

This matter came before the Court for hearing pursuant to the Order of this Court, dated March     , 2012 (the “Preliminary Approval Order”), on the application of the parties for approval of the proposed settlement (the “Settlement”) set forth in the Stipulation of Settlement dated March 2, 2012, and the exhibits thereto (the “Stipulation”);

The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement; the Court being fully advised of the premises and good cause appearing therefore, enters this Final Judgment and Order.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Final Judgment and Order incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).

2. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. The Court finds that the notice provided to Current Novatel Stockholders meets the requirements of due process and applicable law and constitutes due and sufficient notice to all Persons entitled thereto of all matters relating to the Settlement.

4. The Court finds that, during the course of the litigation of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of California Code of Civil Procedure §128.7, and all other similar laws and/or rules.

5. The Court finds that the terms of the Stipulation are fair, reasonable, and adequate and in the best interests of Novatel and Current Novatel Stockholders, and hereby finally approves the Stipulation in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so. All objections have been considered by the Court, found to be without merit, and hereby overruled.

6. The Action and all claims contained therein as well as all of the Released Claims, are dismissed with prejudice. “Released Claims” shall collectively mean all claims (including Unknown Claims), debts, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that could have been

[PROPOSED] FINAL JUDGMENT AND ORDER

asserted by Plaintiffs, any shareholder on behalf of Novatel, or by Novatel, against each and every Released Person (including, without limitation, claims for damages, interest, attorneys’ fees, expert or consulting fees and any other costs, expenses or liability, negligence, negligent supervision, gross negligence, intentional conduct, indemnification, breach of duty of care and/or breach of duty of loyalty or good faith, fraud, misrepresentation, unjust enrichment, constructive trust, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations) that were alleged in the Action, or that arise from or relate to the matters or occurrences that were alleged in the Action, or that could have been asserted with respect to the matters or occurrences that were alleged in the Action, for conduct through and including the date on which this Stipulation is fully executed by all signatories. With respect to the Plaintiffs, this definition of Released Claims covers all types of claims described herein, whether asserted directly, derivatively, representatively on behalf of a class, or in any other capacity, against the Released Persons or any of the other Settling Parties. Notwithstanding the foregoing, Released Claims do not include (i) the federal securities law claims asserted in the Consolidated Complaint for Violation of the Federal Securities Laws in the Securities Action on January 9, 2009 against the defendants named therein; or (ii) any rights or claims that any of the Defendants has or may have against any insurers or reinsurers. “Unknown Claims” means any of the Released Claims which any of Plaintiffs, Novatel or Current Novatel Stockholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs and Novatel shall expressly waive, and Current Novatel Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

[PROPOSED] FINAL JUDGMENT AND ORDER

Upon the Effective Date, Plaintiffs and Novatel shall expressly waive, and Current Novatel Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiffs, Novatel and Current Novatel Stockholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff and Novatel shall expressly settle and release, and each Current Novatel Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and Current Novatel Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

7. Upon the Effective Date, Novatel, Plaintiffs (acting on their own behalf and derivatively on behalf of Novatel), and each Current Novatel Stockholder (solely in their capacity as Novatel stockholders) shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Action against the Released Persons, provided, that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation or this Judgment.

8. Upon the Effective Date, Novatel, Plaintiffs (acting on their own behalf and, derivatively on behalf of Novatel), and each Current Novatel Stockholder (solely in their capacity as Novatel stockholders) will be forever barred and enjoined from commencing, instituting or prosecuting any of

[PROPOSED] FINAL JUDGMENT AND ORDER

the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding, arising out of, related to, or in connection with the Settlement or resolution of the Action, provided, that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation or this Judgment.

9. Except as set forth in ¶¶7.1-7.3 of the Stipulation, upon the Effective Date, each of the Released Persons, Novatel and Current Novatel Stockholders shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, Novatel, and all Current Novatel Stockholders (solely in their capacity as Novatel stockholders) from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation or this Judgment.

10. The Court hereby approves the Fee Award in the amount of $900,000 in accordance with the Stipulation and finds that the Fee Award is fair and reasonable. The Court further approves an award in the amount of $2,500 (the “Special Award”) for each of the Plaintiffs. The Special Award shall be paid out of the Fee Award. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation. If for any reason the Effective Date does not occur, the Fee Award to Plaintiffs’ Counsel (including any interest thereon and less taxes paid) shall be returned to Novatel within fifteen (15) business days of said event. This return obligation is the joint and several obligation of all Plaintiffs’ Counsel who received a payment in the Action. Plaintiffs’ Counsel and their successors also have a joint and several obligation to repay (within fifteen (15) business days) the amount of the Fee Award, or part thereof, paid by Novatel and/or its successor(s) or insurer(s) as a result of any failure to obtain final approval, final judgment, approval of the full amount of the Fee Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in this Judgment or Fee Award being overturned or substantially modified. Any appeal regarding the Fee Award or Special Award shall in no way disturb or affect this Judgment and shall be considered separate from this Judgment.

[PROPOSED] FINAL JUDGMENT AND ORDER

11. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties, or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or this Final Judgment and Order in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

12. Without affecting the finality of this Final Judgment and Order in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

13. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, this Final Judgment and Order shall be vacated, and all Orders entered and releases delivered in connection with the Stipulation and this Final Judgment and Order shall be null and void, except as otherwise provided for in the Stipulation.

14. This Final Judgment and Order is a final, appealable judgment and should be entered forthwith by the Clerk.

[PROPOSED] FINAL JUDGMENT AND ORDER

IT IS SO ORDERED.

DATED:
THE HONORABLE JOEL M. PRESSMAN
SUPERIOR COURT JUDGE

Submitted by:

THE WEISER LAW FIRM, P.C.

KATHLEEN A HERKENHOFF (168562)

KATHLEEN A HERKENHOFF

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Telephone: (858) 794-1441

Facsimile: (858) 794-1450

THE WEISER LAW FIRM, P.C.

ROBERT B. WEISER

BRETT D. STECKER

JEFFREY J. CIARLANTO

JOSEPH M. PROFY

22 Cassatt Avenue, First Floor

Berwyn, PA 19312

Telephone: (610) 225-2677

Facsimile: (610) 408-8062

HARWOOD FEFFER LLP

ROBERT I. HARWOOD

MATTHEW M. HOUSTON

488 Madison Avenue, 8th Floor

New York, NY 10022

Telephone: (212) 935-7400

Facsimile: (212) 753-3630

Co-Lead Counsel for Plaintiffs

JOHNSON & WEAVER, LLP

FRANK J. JOHNSON

SHAWN FIELDS

110 West A Street, Ste. 750

San Diego, CA 92101

Telephone: (619) 230-0063

Facsimile: (619) 255-1856

Liaison Counsel for Plaintiffs

[PROPOSED] FINAL JUDGMENT AND ORDER